UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): August 16, 2005


                             Knight Fuller, Inc.
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)

                                   Delaware
                              --------------------
                (State or other Jurisdiction of Incorporation)

           333-87968                                     45-0476087
---------------------------------             ---------------------------------
    (Commission File Number)                  (I.R.S. Employer Identification
                                                          Number)
       3407 Winona Avenue
      Burbank, California                                  91504
---------------------------------             ---------------------------------
(Address of Principal Executive                          (Zip Code)
            Offices)

                                 818-559-4333
                   ------------------------------------------
                        (Registrant's telephone number,
                             including area code)
                       190 North Canon Drive, Suite 420
                        Beverly Hills, California 90210
                   ------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

      We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products, future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements. In particular, the words "believe," "expect," "intend," " anticipate," "estimate," "may," "will," variations of such words, and similar expressions, identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

      Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01 Entry Into a Material Definitive Agreement

      Agreement and Plan of Merger

      On August 17, 2005, Knight Fuller, Inc. ("we" or "KF") acquired CenterStaging Musical Productions, Inc., a California corporation ("CenterStaging"), through a reverse triangular merger (the "Merger") of KF Merger Sub, Inc., a wholly owned subsidiary of KF formed for this purpose ("Merger Sub"), with and into CenterStaging. The Merger was effected pursuant to an Agreement and Plan of Merger, also entered into on August 17, 2005 (the "Merger Agreement"), by and among KF, CenterStaging, Merger Sub, the four principal shareholders of CenterStaging, Johnny Caswell, Howard Livingston, Roger Paglia and Jan Parent (collectively, the "CS Principal Shareholders"), Opus International, LLC, a Maryland limited liability company and principal stockholder of KF ("Opus"), and Zirk Engelbrecht ("Engelbrecht"). CenterStaging was the surviving corporation in the Merger and became our wholly owned subsidiary, and Merger Sub disappeared.

      Prior to the Merger, all of the outstanding shares of Series A Preferred Stock of KF (the "Series A Preferred") were converted into shares of KF common stock at the rate of 20,000 shares of KF common stock for each share of Series A Preferred, or a total of 1,620,000 shares of common stock. Following the conversion and immediately prior to the Merger, KF had outstanding 5,524,004 shares of common stock.

      Pursuant to the Merger Agreement, the eight shareholders of CenterStaging received 20,000 shares of KF common stock for each share of CenterStaging common stock they held, or an aggregate of 42,480,000 shares of KF common stock. These shares represent approximately 88.5% of the 48,004,004 shares of KF common stock outstanding immediately following the Merger. As a result of the Merger, the shareholders of CenterStaging acquired control of KF, and for financial reporting purposes CenterStaging will be deemed to be the acquiror in the Merger. The Company will account for the transaction as a reverse merger for financial reporting purposes. As a result, for financial reporting purposes CenterStaging will be the deemed the acquiror and KF will be deemed the acquired company and our fiscal year will be the fiscal year of CenterStaging (July 1 through June 30).

      The CS Principal Shareholders constitute all of the directors and executive officers of CenterStaging and owned approximately 87% of the outstanding CenterStaging common stock immediately prior to the Merger. All of the executive officers of KF have resigned and been replaced by the CS Principal Shareholders, and all of the directors of KF have resigned and have been or will be replaced by the CS Principal Shareholders. (See Item 5.02.)

      In connection with the Merger, KF assumed the outstanding convertible promissory notes of CenterStaging (the "Convertible Notes"), with an outstanding principal amount of approximately $7 million. The Convertible Notes bear interest at the rate of 10% per annum and are due and payable on December 31, 2005 unless previously converted. The Convertible Notes are convertible into shares of KF common stock at the option of either the holder or CenterStaging, at any time after the conversion date, at 50% of the market price as of the conversion date, subject to a minimum and maximum number of shares issuable. The conversion date is the 20th trading day following the Merger or, if KF determines to effect a reverse stock split, the 20th trading date following the reverse stock split, but in no event later than 120 days from the date of the Merger (December 15, 2005). We presently anticipate that we will cause the Convertible Notes to be converted, in full, at or as promptly as practicable following the conversion date.

      In connection with, and as a condition to the Merger, KF and Opus entered into a Put and Sale Agreement (the "Put Agreement") under which Opus granted to KF the option to sell to Opus all of the shares of capital stock of PayCell, Inc. owned by KF in exchange for all indebtedness and other amounts owed by KF to Opus as of the closing of the Merger. All of our business prior to the Merger was conducted through PayCell and its subsidiary. (See the discussion below under "Put and Sale Agreement.")

      The Merger Agreement contains various representations and warranties of KF and CenterStaging. Pursuant to the Merger Agreement, Opus and Engelbrecht, jointly and severally, have agreed to indemnify KF and the CS Principal Shareholders, on behalf of all former CenterStaging shareholders (as such, the "Indemnitees") from any losses they may incur arising from any liabilities of KF prior to the closing of the Merger, any breach of any of KF's representations and warranties contained in the Merger Agreement, and certain other matters. At the closing of the Merger, Opus also delivered to KF 1,900,000 shares of KF common stock owned by Opus to be held by KF in escrow for the benefit of the Indemnitees for a period of two years following the closing. The escrowed shares will be available to be surrendered and released to the Indemnitees to satisfy the indemnification obligations of Opus and Engelbrecht under the Merger Agreement. The Indemnitees' recourse to the escrowed shares will be in addition to any other rights and remedies of the Indemnitees.

      Opus also agreed pursuant to the Merger Agreement not to sell or transfer 2,660,000 shares (which number is inclusive of the shares held in escrow) of its KF common stock for two years following the closing of the Merger without KF's consent, provided that during this period Opus may sell or transfer a number of shares up to the number of shares publicly sold by the CS Principal Shareholders during the period.

      The terms of the Merger and of the Merger Agreement were determined by arm's-length negotiation between CenterStaging and KF. Prior to the Merger, there were no material relationships between KF, or any of its principal shareholders or affiliates, on the one hand, and CenterStaging, or any of its affiliates, directors or officers, or any associate of its directors of officers, on the other hand, except that an affiliate of Opus owns Convertible Notes of CenterStaging with an aggregate principal amount of $140,000.

      The issuance of shares of KF common stock in the Merger was not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from registration under Section 4(2) of the Securities Act and the rules and regulations thereunder for transactions not involving a public offering. As such, shares will be "restricted shares" under the Securities Act.

      Put and Sale Agreement

      As described above, as part of and in connection with the Merger, KF entered into the Put Agreement with Opus under which KF has the option, at its election, to sell to Opus all of the capital stock of PayCell, Inc., a wholly-owned subsidiary of KF, in exchange for all indebtedness and other amounts owed to Opus and its affiliates and associates as of the closing of the Merger. As of the closing, KF owed Opus and its affiliates and associates a total of approximately $860,000. The option may be exercised by KF upon notice to Opus at any time on or before the first anniversary of the closing date of the Merger. Englebrecht has guaranteed the performance by Opus of its obligations under the Put Agreement. All of the accounts payable and accrued liabilities of KF as of the closing of the Merger (which were approximately $155,000 as of June 30, 2005) are obligations of PayCell, and thus if KF exercises the put option, such liabilities will no longer be reflected on the consolidated balance sheet of KF.

      Executive Employment Agreements

      In connection with the Merger and as provided in the Merger Agreement, KF has agreed to become party to the amended and restated employment agreements each of the CS Principal Shareholders has with CenterStaging. (See Item 5.02 for a description of those agreements.)

      Business of CenterStaging

      CenterStaging is engaged primarily in: (i) providing production and support services for live musical performances at major televised award shows such as the Academy Awards and the GRAMMY Awards, and other televised shows and events, such as the SuperBowl halftime show and presidential inaugurations; (ii) renting its studio facilities to musicians for rehearsal, production and recording; and (iii) renting musical instruments and related equipment for use at its studios and other venues. Each of these segments of its business is related to and supports the other segments.

      Johnny Caswell and Jan Parent began CenterStaging in 1980, and incorporated the business in 1993. They were the sole owners, directors and executive officers until 2004 when Roger Paglia and Howard Livingston joined CenterStaging and became shareholders.

      CenterStaging believes that for more than the past several years it has provided the production support and services for the live musical performances at most if not all major televised award shows produced in the United States. These have included the Academy Awards (since 1980), the GRAMMY Awards (since
1998), the Academy of Country Music Awards (since 1980), the American Music Awards (since 1980), the Billboard Awards, the Blockbuster Awards, the Cable Ace Awards, the Chicano Music Awards, the Essence Awards, the Golden Globe Awards, the MTV Music Awards, the MTV Movie Awards, the NAACP Image Awards, the Soul Train Music Awards, the VH-1 Fashion Awards and the VH-1 Honors. It also provides these services for other televised events, such as the SuperBowl halftime show (since 2001), presidential inaugurations (since 1997), the Jerry Lewis Telethon (since 1980) and television shows, including (in 2005) the David Letterman Show, the Today Show, the Tonight Show and the Conan O'Brien Show.

      CenterStaging's studio facilities are used by high profile and well known musicians. Recording artists who have used our musical facilities since June 30, 2004 include Aerosmith, Aaliyah, Babyface, Backstreet Boys, Britney Spears, Beck, Bjork, Blink 182, Bono, Celine Dion, Christina Aguilera, Elton John, Eric Clapton, Guns n' Roses, James Taylor, Janet Jackson, Jennifer Lopez, Jessica Simpson, Moby, No Doubt, Paul McCartney, Red Hot Chili Peppers, Snoop Doggy Dogg, Tony Bennett, Usher, U2, Whitney Houston and XzBit.

      CenterStaging rents musical equipment, including musical instruments and technical and production equipment, to musicians, production companies, record companies, broadcast companies, managers and touring companies. The equipment is used for rehearsals in-house at its studios as well as for performances at concerts or other live events, such as award and television shows. It maintains an inventory of over 10,000 instruments, much of which is state of the art and of the highest quality, including electric guitars, acoustic guitars, bass guitars, guitar amplifiers, bass guitar amplifiers, speakers, keyboards, pianos, electronic drums, acoustic drum kits, cymbals, consoles, speaker enclosures, microphones and outboard processing equipment. We believe we have one of the largest, if not the largest, selection of musical instruments for rental to professional musicians and recording artists in the United States, from vintage pieces to the most current.

      CenterStaging recently formed a new division, rehearsals.com, to produce and distribute original high definition digital video content of musicians and recording artists at its studios as they rehearse, give clinics and record. This original digital content will provide a behind-the-scenes perspective of recording artists, capturing candid, unscripted interactions among those artists and the music they play. CenterStaging intends to distribute this original content worldwide, primarily through third party distribution channels, such as the Internet, television, cable providers, video, DVD, and pay-per-view.

      CenterStaging has recently commenced negotiations with recording artists and their representatives, publishers and record labels for agreements that would permit CenterStaging to record their rehearsals and distribute the content. CenterStaging is also in the process of negotiations with various third-party distribution channels for the distribution of the content. As of this date, CenterStaging has none of these agreements in place. As this is a start-up business, we can give no assurance that this business will be successful.

      CenterStaging's principal facility is located near the Bob Hope Airport in Burbank, California and occupies an aggregate of more than 200,000 square feet of space. The facility is comprised of its executive and administrative offices, warehouse space for its inventory of musical instruments and equipment, one soundstage, eleven studios, editing rooms and a high-definition broadcast center.

      This facility is also the location for rehearsals.com. CenterStaging has equipped six of its studios in Burbank, California with high definition audio and video recording capabilities, and building a state-of- the-art broadcast center adjacent to these studios. The broadcast center will serve as a hub to view, edit and produce the recorded material.

      CenterStaging has a secondary facility, known as CenterStaging East, that is strategically located midway between New York City and Philadelphia, in Bensalem, Pennsylvania. This facility occupies approximately 6,000 square feet of space and includes one studio.

                                    * * *

      The foregoing descriptions of the terms of the Merger Agreement, the Put Agreement and the CenterStaging Convertible Notes and related documents and agreements do not purport to be complete statements of the parties' rights and obligations under those documents and agreements, and are qualified in their entirety by reference to the definitive documents and agreement, copies of which are filed as exhibits to this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

      The Merger Agreement described in Item 1.01, above, was signed and the Merger thereunder completed on the same date, August 17, 2005. The information in Item 1.01 above is hereby incorporated by reference in response to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

      As described in Item 1.01 above, KF issued 42,480,000 shares of KF common stock in the Merger to the eight former shareholders of CenterStaging. These shares were issued by KF in reliance upon exemption from registration under
Section 4(2) of the Securities Act of 1933 and Regulation D thereunder, as each of these shareholders is an "accredited investor" as defined in Regulation D. KF used no general advertising or general solicitation to solicit these persons, and KF imposed appropriate limitations on resale of the shares they received.

Item 5.01   Changes in Control of Registrant

      As described in Item 1.01 above, the shares of KF common stock issued in the Merger to the former shareholders of CenterStaging represent approximately 88.5% of our outstanding common stock immediately following the Merger. As a result of the Merger, the CenterStaging shareholders acquired control of KF.

      The following table sets forth information immediately following the Merger regarding the KF common stock beneficially owned by each former CenterStaging shareholder who owns beneficially more than 5% of the outstanding KF common stock. Subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned. The address of each beneficial owner is c/o CenterStaging Musical Productions, Inc., 3407 Winona Avenue, Burbank, California 91504. The percent ownership shown in the table is based upon 48,004,004 shares of KF common stock outstanding immediately following the Merger.

                                Amount and Nature
                                  of Beneficial
 Name                               Ownership           Percent
 -----------------------------  -------------------   -------------
 Johnny Caswell..............       11,100,000           23.1%
 Jan Parent..................       11,100,000           23.1%
 Roger Paglia................        7,400,000           15.4%
 Howard Livingston...........        7,400,000           15.4%
 The Roberts Family Bypass           3,000,000            6.2%
    Trust....................


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Concurrently with the closing of the Merger on August 17, 2005, Ronald Pienaar resigned as the President and a director of KF, and Stephen Hallock resigned as KF's Chief Financial Officer. Mr. Hallock, as the sole remaining director of KF, concurrently appointed Roger Paglia to fill the vacancy on the board of directors created by Mr. Pienaar's resignation.

      Stephen Hallock has also resigned as director, effective as of the conclusion of the 10-day waiting period from the date of mailing of an Information Statement to the KF shareholders informing them of a change in a majority of the directors as required by Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 of the Securities and Exchange Commission thereunder. 2005, KF intends to mail this Information Statement to the KF shareholders in the near future. Following the effectiveness of Mr. Hallock's resignation, it is intended that the Board of Directors will be expanded to four members and that Johnny Caswell, Howard Livingston and Jan Parent will be appointed to fill the three vacancies.

      As described in Item 1.01 above, immediately following the Merger, Messrs. Paglia, Caswell, Parent and Livingston also were appointed as all of the executive officers of KF.

      The following table identifies our directors and executive officers following the effectiveness of the resignation of Mr. Hallock as director and the appointment of Messrs. Caswell, Livingston and Parent as directors:



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

Name               Age    Position
-----------------  -----  ------------------------------------
Roger Paglia        53    Director, Chief Executive Officer
                          and Secretary
Johnny Caswell      64    Director and President
Jan Parent          49    Director and Senior Executive Vice
                          President
Howard              46    Director and Chief Financial
Livingston                Officer


      Roger Paglia joined CenterStaging in 2004 as its Vice President. He became the Chief Executive Officer in March 2005. With over twenty-five years as an entertainment industry executive, Mr. Paglia has worked in both the music and motion picture industries. As a music publisher and record producer, Mr. Paglia served as president of international music publishing companies and directed the record production activities at a major entertainment company. He also founded PEC Worldwide Services, which specialized in motion picture film distribution, music distribution, post-production services and fulfillment services. PEC's clientele included all of the Walt Disney Companies, (i.e., Touchstone Pictures, Hollywood Pictures, Buena Vista Worldwide, Hollywood Records, Buena Vista Music Publishing), Aaron Spelling Productions, Sony/Tristar/Columbia Pictures, Lorimar, ABC and NBC. Most recently, Mr. Paglia founded Media and Entertainment, a publicly traded company, where he held the position of chairman and chief executive officer.

      Johnny Caswell is one of the founders of CenterStaging, and has served as a director and Vice President of CenterStaging since its inception. He became its President in March 2005.

      Jan Parent is one of the founders of CenterStaging, and has served as a director and its President from its inception until March 2005, when he became its Senior Executive Vice President.

      Howard Livingston joined CenterStaging in November 2004, as its Chief Financial Officer. He has more than 20 years of executive experience in the entertainment, distribution and manufacturing sectors. Prior to joining CenterStaging, Mr. Livingston was a senior financial executive for Warner Bros. where he played an important role in a wide variety of strategic and operating initiatives and various strategic joint ventures and corporate transactions. He was a key member of the executive committee that was responsible for the roll-out of the DVD format and the "Direct to Retail" distribution initiatives. Mr. Livingston is a certified public accountant

      There are no family relationships between any of our officers and directors.

      Employment Agreements

      Pursuant to the Merger Agreement, KF has agreed to become party to amended and restated employment agreements each of the executive officers has with CenterStaging. The agreements will each expire on June 30, 2010, unless extended. In this regard, the term of each employment agreement will be extended automatically by one year on each anniversary of the agreement unless either party otherwise notifies the other. Under the agreements, the executive officers are entitled to the following:

      o An annual base salary of $425,000 for each of Messrs. Caswell and Parent in fiscal 2006 and $330,000 for each of Messrs. Paglia and Livingston, to be increased annually, as determined by the board of directors in fiscal 2006, but never by less than 10% a year;

      o     An annual bonus of not less than 25% of base salary;

      o Medical, dental and vision insurance, reimbursement of personal legal and accounting services up to $5,000 per year, club membership fees and dues, and term life insurance;

      o Retirement benefits payable to the executive for the duration of his life, if he retires after the later to occur of age 55 or June 30, 2009, of: (i) a monthly payment of 1/24th of the executive officer's highest year's annual salary and bonus during his employment, which payment may be deferred for up to one year if CenterStaging's weighted average available cash for a month is less than $10,000,000; and (ii) continuation of medical, dental, vision, term life and other insurance benefits;

      o If the executive's employment terminates at the end of the specified term, the executive is not entitled to any severance, but if the executive is 55 or older, the executive will be entitled to receive the retirement benefits described above;

      o If the executive's employment terminates by reason of disability, the executive is entitled to continuation of salary, bonus and benefits until the earlier of the end of the specified term or executive's death, reduced by any disability payments received under disability insurance maintained by CenterStaging;

      o If the executive's employment is terminated by executive other than for good reason or by CenterStaging for cause, executive shall not be entitled to any severance benefits (although if executive terminates after June 30, 2009, such termination will be treated as retirement for purposes of retirement benefits);

      o If the executive's relationship with KF is terminated by KF without "cause," or executive's relationship with KF is terminated by executive for "good reason," executive shall be entitled to receive until the earlier to end of the specified term or executive's death, continuation of salary, bonus and benefits, and shall be entitled to the retirement benefits specified above, commencing at the later of the end of the specified term or the date executive becomes 55; and

      o If executive's employment terminates as a result of a "change of control," executive shall be entitled to (i) a lump sum payment equal to the salary and minimum bonus that would have been payable through the end of the specified term; (ii) a continuation of medical, dental, vision, disability and life insurance benefits; and
            (iii) commencing on the later to occur of the executive's reaching the age of 55 or the end of the specified term, retirement benefits described above.

      Certain Transactions

      In 1997 CenterStaging borrowed $670,500 from Jan and Johnny, Inc. ("JJ"), a corporation wholly owned by Johnny Caswell and Jan Parent. The loan is evidenced by a note bearing interest at the rate of 6% per annum. Interest does not compound and accrues and becomes payable at the maturity of the note in September 2012. As required by generally accepted accounting principles, CenterStaging uses the effective interest method of valuing the note and accrued interest, which totaled $982,283 as of June 30, 2005. The effective interest rate on this note is approximately 4.37% per annum.

      In 2000 CenterStaging borrowed an additional $75,000 from each of Johnny Caswell and Jan Parent. These loans are evidenced by notes bearing interest at the rate of 10% per annum. As of June 30, 2005, the outstanding principal amount of each of these loans was $51,094, and principal and interest are due and payable on September 1, 2005.

      In 2001, CenterStaging borrowed $25,000 from each of Johnny Caswell and Jan Parent. These loans are evidenced by one-year notes bearing interest at the rate of 9.6% per annum payable monthly. These have been renewed annually and are now due and payable in November 2005.

      In February 2005, JJ loaned to CenterStaging an additional $700,000. This loan is evidenced by a note bearing interest at the rate of 9% per annum and maturing in February 2015.

      In July 2005, Jan Parent loaned $75,000 to CenterStaging. This loan is evidenced by a note bearing interest at the rate of 9% per annum due and payable in 2010.

      CenterStaging leases some of its soundstages and a warehouse facility from JJ. The lease provides for monthly payments of $31,500 in the year ending June 30, 2005 with a 5% escalation clause, expires in 2008, and contains a renewal option for an additional five years. Rent expense under this lease was $378,000 for the year ended June 30, 2005.

      CenterStaging has a facilities management contract with JJ pursuant to which CenterStaging manages and maintains the soundstages and warehouse it leases from JJ. This agreement's term coincides with the lease. In the year ended June 30, 2005, CenterStaging recognized fees of approximately $147,000 under the facilities management contract.

      In February 2005, CenterStaging guaranteed a loan (the "Facility Loan") in the amount of $3.15 million made to JJ and secured by the warehouse and soundstage facility leased by JJ to CenterStaging. The Facility Loan requires monthly payments of principal and interest based on a 25-year amortization schedule and is due and payable in February 2010. Of the proceeds of this loan, JJ used $1.6 million to pay off the existing loan on this facility (which loan had been guaranteed by CenterStaging) and loaned $700,000 to CenterStaging, as described above.

      As of June 30, 2005, CenterStaging had advanced $175,662 to CenterStaging Las Vegas, LLC, an entity in which Johnny Caswell has a less than 25% ownership interest. The advances were made primarily to accommodate expansion and other financing needs of this entity. Such advances bear no interest and are due on demand. Johnny Caswell has guaranteed repayment of this advance.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

      As a result of the Merger, our fiscal year was automatically changed to the fiscal year of CenterStaging (July 1 through June 30).

Item 8.01   Other Events

      We have changed the location of our principal executive offices to 3407 Winona Avenue, Burbank, California, 91504, which also is the location of CenterStaging's principal executive offices.

Item 9.01   Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired.

      (b)   Pro Forma Financial Information.

      The financial statements and pro forma financial information required by Rule 3-05(b) of Regulation S-X will be filed by an amendment to this Report by no later than October 27, 2005.

      (c)   Exhibits.

      The following exhibits are filed as part of this Report:

Exhibit
Number      Description
----------  --------------------------------------------------------------------
2.1         Agreement and Plan of Merger, dated as of August 17, 2005, among
            Knight Fuller, Inc., CenterStaging Musical Productions, Inc., KF
            Merger Sub, Inc., and the other parties identified therein, and Agreement of Merger dated August 17, 2005.
10.1        Put and Sale Agreement, dated as of August 17, 2005, between
            Knight Fuller, Inc. and Opus International, LLC.
10.2        Form of Convertible Promissory Notes of CenterStaging Musical
            Productions, Inc assumed by Knight Fuller, Inc
10.3        Assumption Agreement, dated as of August 17, 2005, by KF with respect to the Convertible Promissory Notes of CenterStaging Musical
            Productions, Inc.
10.4        Amended and Restated Letter Agreement, between Jan Parent and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of November 8, 2004.
10.5        Amended and Restated Letter Agreement, between Johnny Caswell and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of November 8, 2004.
10.6        Amended and Restated Letter Agreement, between Roger Paglia and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of April 1, 2004.
10.7        Amended and Restated Letter Agreement, between Howard Livingston and CenterStaging Musical Productions, Inc., a California corporation, dated as of April 1, 2004.






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

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005                KNIGHT FULLER, INC.


                                     By:  /s/ Roger Paglia
                                          -------------------------------------
                                          Roger Paglia, Chief Executive Officer






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

                              INDEX TO EXHIBITS

Exhibit
Number      Description
----------  --------------------------------------------------------------------
2.1         Agreement and Plan of Merger, dated as of August 17, 2005, among
            Knight Fuller, Inc., CenterStaging Musical Productions, Inc., KF
            Merger Sub, Inc., and the other parties identified therein, and Agreement of Merger dated August 17, 2005.
10.1        Put and Sale Agreement, dated as of August 17, 2005, between
            Knight Fuller, Inc. and Opus International, LLC.
10.2        Form of Convertible Promissory Notes of CenterStaging Musical
            Productions, Inc assumed by Knight Fuller, Inc
10.3        Assumption Agreement, dated as of August 17, 2005, by KF with respect to the Convertible Promissory Notes of CenterStaging Musical
            Productions, Inc.
10.4        Amended and Restated Letter Agreement, between Jan Parent and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of November 8, 2004.
10.5        Amended and Restated Letter Agreement, between Johnny Caswell and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of November 8, 2004.
10.6        Amended and Restated Letter Agreement, between Roger Paglia and
            CenterStaging Musical Productions, Inc., a California corporation, dated as of April 1, 2004.
10.7        Amended and Restated Letter Agreement, between Howard Livingston and CenterStaging Musical Productions, Inc., a California corporation, dated as of April 1, 2004.



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